EXHIBIT 99.1


                                STOCK OPTION PLAN
                                       OF
                           JACKSONVILLE BANCORP, INC,


                                   I. GENERAL

        1.1 Purpose of the Plan. The Stock Option Plan (the "Plan") of Jacksonville Bancorp, Inc. (the "Company") is enacted to advance the best interests of the Company by providing long-term incentive to officers, senior management and key employees of the Company and its wholly owned subsidiary, The Jacksonville Bank (the "Bank"), through the grant of options to acquire shares of the Company's common stock (the "Common Stock"). The Plan further recognizes the contributions of its Organizing Directors through the issuance of a one-time stock option grant to the Organizing Directors.

        1.2 Administration of the Plan. The Plan shall be administered by the Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company.

        The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan as it may deem advisable, to adopt such rules and regulations for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

        The Committee shall meet once each fiscal year, and at such additional times as it may determine or at the request of the chief executive officer of the Company, to designate the eligible participants, if any, to be granted awards under the Plan and the type and amount of such awards and the time when such awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board of Directors of the Company; provided, however, that the Board of Directors may empower the Committee to grant such awards without approval by the Board of Directors. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

        1.3 Eligible Participants. Key employees, including officers and senior management of the Company and the Bank, shall be eligible to participate in the Plan. Any recipient of an award under this Plan is hereinafter referred to as a "Participant". Directors of the Company are eligible to participate in the Plan only to the extent and in the manner described in Section 4.5 below.

        1.4 Awards. Awards under the Plan may be in the form of Incentive Stock Options (as described in Article II) or Non-Qualified Stock Options (as described in Article III), or any combination thereof. Awards to Directors may only be in the form of Non-Qualified Stock Options.

        1.5 Limitation on Awards. The aggregate number of shares of Common Stock reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan may not exceed 152,599 shares. The maximum number of shares of Common Stock that may be the subject of awards to an eligible participant may not exceed 40,000 shares (subject to adjustment under Section 5.2) during any fiscal year. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised or vested, or without payment having been made in respect of the entire grant, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

        Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

        1.6 Other Compensation Programs. The adoption of the Plan contemplates the continuation of all existing incentive compensation plans of the Company and in no way limits or is limited by the operation, administration or amendment of any such plans. The existence and terms of the Plan shall not limit the authority of the Board of Directors in compensating employees of the Company in such other forms and amounts as it may determine from time to time.


                          II. INCENTIVE STOCK OPTIONS

        2.1 Terms and  Conditions.  Subject to the following  provisions in this
Article II, all Incentive Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

        2.2 Qualified Stock Options. Incentive Stock Options shall, at the time of grant, be in such form and upon such terms and conditions as may be required in order that such options will constitute Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.3 Option Price. The option price per share shall be at least the Fair Market Value (as defined in section 5.13 of this Plan) of the Common Stock on the date the Incentive Stock Option is granted.

        2.4 Term of Option. The term of an Incentive Stock Option shall not exceed ten (10) years from the date of grant.

        2.5 Payment. Payment for shares for which an Incentive Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock, through the surrender of stock options, or any combination thereof.

        2.6 Exercise of Option. Incentive Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Sections 2.7 and 2.8, (1) twenty percent (20%) of the shares subject to the Incentive Stock Option shall become exercisable with respect to such shares on the first anniversary of the date of grant of the Incentive Stock Option and (2) on each of the next four (4) anniversaries of the date of the grant, an additional twenty percent (20%) of the shares subject to the Incentive Stock Option shall become exercisable with respect to such shares. In no event, however, and notwithstanding Sections 2.7 and 2.8, shall an Incentive Stock Option be exercised after the expiration of ten (10) years from the date of grant.

        2.7 Termination of Employment. A Participant's Incentive Stock Options shall expire ninety (90) days after the termination of the Participant's employment for any reason other than death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), and shall be limited to the shares of Common Stock which could have been purchased by the Participant at the date of termination of employment. If a Participant's employment is terminated by the Company for cause, the ninety (90) day period in the first sentence shall be reduced to thirty (30) days.

        2.8  Termination  of  Employment  by  Reason  of  Death,  Disability  or
Retirement. Upon the termination of a Participant's employment by reason of death, disability (as determined by the Committee), or normal retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), Incentive Stock Options held at the termination date by such Participant which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such termination, except that the Committee, in its discretion, may waive the vesting requirements of Section 2.6. Participant's Incentive Stock Options shall expire unless exercised within one year from the date of such termination unless otherwise established by the Committee.

        Notwithstanding  the foregoing,  the tax treatment available pursuant to
Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to a Participant who exercises any Incentive Stock Option more than three months after termination of employment due to retirement, or who, in the event of waiver of the vesting requirements of Section 2.6, obtains the right to exercise for the first time Incentive Stock Options having an aggregate fair market value, determined at the date of issue, exceeding $100,000.

        The Committee may, at any time on or before the termination of the exercise period of the Participant's Incentive Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this section. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's termination of employment. If such extension could adversely affect the Participant's federal income tax treatment of the Incentive Stock Option at the time of extension or exercise, the extension shall only be made with the consent of the Participant. In no event may the term of an Incentive Stock Option, including extensions, exceed the term set forth in Section 2.4.

        2.9 Special Rule for 10 Percent Shareholders. If, at the time an Incentive Stock Option is granted, a Participant owns stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, then the terms of the Incentive Stock Option shall specify that the option price shall at the time of grant be at least 110 percent of the Fair Market Value of the stock subject to the option and such option shall not be exercisable after the expiration of five (5) years from the date such option is granted.

        2.10 Notice of Disposition. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of a share or shares of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two year period commencing on the day after the date of the grant or within the one year period commencing on the day after the date of transfer of such share or shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof by delivery of written notice to the Company at its principal executive office.

        2.11 Acceleration Event. Notwithstanding anything herein to the contrary, if an Acceleration Event (as defined in Section 5.14) has occurred, then all of the shares subject to the Incentive Stock Option shall immediately become exercisable with respect to such shares on the date such Acceleration Event occurred.


                        III. NON-QUALIFIED STOCK OPTIONS

        3.1 Terms and Conditions of Options. Subject to the following provisions, all Non-Qualified Stock Options shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

        3.2 Non-Qualified Stock Options. The terms of a Non-Qualified Stock Option shall, at the time of grant, provide that it will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

        3.3 Option Price. The option price per share shall be at least the Fair Market Value of the Common Stock on the date the Non-Qualified Stock Option is granted.

        3.4 Term of Option. The term of a Non-Qualified Stock Option shall not exceed ten (10) years from the date of grant.

        3.5 Payment. Payment for shares for which a Non-Qualified Stock Option is exercised shall be made in such manner and at such time or times as shall be provided by the Committee at the time of grant, in cash, in Common Stock, through the surrender of stock options, or any combination thereof.

        3.6 Exercise of Option. Non-Qualified Stock Options shall be exercisable in whole or in part after completion of such periods of service as the Committee shall specify when granting the options; provided, however, that in the absence of any Committee specification to the contrary, and subject to Sections 3.7 and 3.8, (1) twenty percent (20%) of the shares subject to the Non-Qualified Stock Option shall become exercisable with respect to such shares on the first anniversary of the date of grant of the Non-Qualified Stock Option and (2) on each of the next four (4) anniversaries of the date of the grant, an additional twenty percent (20%) of the shares subject to the Non-Qualified Stock Option shall become exercisable with respect to such shares. In no event, however, and notwithstanding Sections 3.7 and 3.8, shall a Non-Qualified Stock Option be exercised after the expiration of ten (10) years from the date of grant.

        3.7 Termination of Employment. A Participant's Non-Qualified Stock Options shall expire ninety (90) days after the termination of the Participant's employment for any reason other than death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), and shall be limited to the shares which could have been purchased by the Participant at the date of termination of employment. If a Participant's employment is terminated by the Company for cause, the ninety (90) day period in the first sentence shall be reduced to thirty (30) days.

        3.8  Termination  of  Employment  by  Reason  of  Death,  Disability  or
Retirement. Upon the termination of a Participant's employment by reason of death, disability (as determined by the Committee) or retirement (under the applicable retirement program of the Company or one of its subsidiaries or as otherwise determined by the Committee), Non-Qualified Stock Options held at the termination date by such Participant which may be exercised shall be limited to the shares which could have been purchased by the Participant at the date of such termination, except that the Committee, in its discretion, may waive the vesting requirements of Section 3.6. The Participant's Non-Qualified Stock Options shall expire unless exercised within one year from the date of such termination unless otherwise established by the Committee.

        The Committee may, at any time on or before the termination of the exercise period of the Participant's Non-Qualified Stock Options, extend the exercise period if the Participant's employment is terminated for a reason specified in this section. If so extended, the term of the exercise period shall expire on the date specified by the Committee, which date shall be no later than the date which is sixty (60) months following the date of the Participant's termination of employment. In no event may the term of a Non-Qualified Stock Option, including extensions, exceed the term set forth in Section 3.4.

        3.9 Acceleration Event. Notwithstanding anything herein to the contrary, if an Acceleration Event has occurred, then all of the shares subject to the Non-Qualified Stock Option shall immediately become earned and the Non-Qualified Stock Option shall become exercisable with respect to such shares on the date such Acceleration Event occurred.

                IV. STOCK OPTION AWARDS TO ORGANIZING DIRECTORS

        4.1  Terms  and   Conditions  of  Options.   Subject  to  the  following
provisions, all stock option awards granted to Directors ("Director Awards") under this Article IV shall be in such form and upon such terms and conditions described herein.

        4.2 Non-Qualified Stock Options. The terms of a Director Award shall, at the time of grant, provide that it will not be treated as an incentive stock option within the meaning of Section 422 of the Code.

        4.3 Option Price. The option price per share shall be at least the Fair Market Value of the Common Stock on the date the Director Award is granted.

        4.4 Term of Option.  The term of a Director  Award  shall not exceed ten
(10) years from the date of grant.

        4.5 Awards to Directors. Each Organizing Director shall receive an option to purchase the number of shares of Common Stock shown on Exhibit A hereto.

        4.6 Payment. Payment for shares upon exercise of a Director Award shall be in such manner and at such time or times as shall be determined by the Committee at the time of grant, in cash, in Common Stock, through the surrender of Stock Options, or any combination thereof.

        4.7 Exercise of Option. Director Awards shall be immediately exercisable in whole or in part. In no event, however, and notwithstanding anything in this section or Section 7.8 to the contrary, shall a Director Award be exercised after the expiration of ten (10) years from the date of grant.

        4.8 Termination of Service as Director. Director Awards shall not expire as a result of the termination of the Director's service as a member of the Board of Directors of the Company regardless of the reason for termination.


                            V. ADDITIONAL PROVISIONS

        5.1 General Restrictions. Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that: (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        5.2 Adjustments for Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board of Directors shall make such adjustments as the Committee may recommend, and as the Board of Directors in its discretion may deem appropriate, in the number and kind of shares authorized under the Plan, in the number, option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

        5.3 Amendments. The Board of Directors may discontinue the Plan at any time, and may amend it from time to time, but no amendment, without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of employees of the Company to whom awards may be made, or (c) cause awards under the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirements.

        5.4 Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding awards or accept the surrender of outstanding awards and make new awards in substitution for them under the long-term incentive component of the Plan, provided that the modification does not adversely alter or impair any rights or obligations of the Participant without the Participant's consent and does not constitute "repricing" as such term is defined in 17 CFR 229.402(i)(1).

        5.5 Cancellation of Awards. Any grant under the long-term incentive component of the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof, provided the cancellation and reissuance does not constitute "repricing" as such term is defined in 17 CFR 229.402(i)(1).

        5.6 Shares Subject to the Plan. Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

        5.7 Rights of a Shareholder. Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

        5.8 Withholding.

            (a) The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be withheld (the "Withholding
Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an Option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving an Option (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event, and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option (A) the Participant makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period"), and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period

                (b) Except in the case of Non-Qualified Stock Option grants to Directors, the Committee shall have the authority, at the time of grant of a Non-Qualified Stock Option under the Plan or at any time thereafter, including upon any event constituting an Acceleration Event (as hereinafter defined), to grant tax bonuses to designated Participants to be paid upon their exercise of Non-Qualified Stock Options granted hereunder. The amount of any such payments shall be determined by the Committe shall not be greater than the difference between the option price (as established pursuant to Section 3.3, subject to adjustment, if any, pursuant to Section 5.2) and the Fair Market Value, at the time of exercise of the option, of the shares of Common Stock acquired (the "Spread") multiplied times the maximum federal individual income tax rate payable by a Participant optionee on such Spread (at the date of exercise). The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus (subject to the limits of this section) and the terms and conditions affecting the vesting and payment thereof. Such supplemental payment shall be made in cash.

        5.9 Nonassignability. Except as expressly provided in the Plan, no grant shall be transferable except: (i) by gift to the grantee's spouse or natural, adopted or step-children or grandchildren ("Immediate Family Members") or to a trust for the benefit of one or more of the grantee's Immediate Family Members or to a family charitable trust established by the grantee or the grantee's family, but only with the approval of the Committee; (ii) by will; (iii) by the laws of descent and distribution; or (iv) by a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any Stock Option award transferred by the grantee under Section (i) above may not be subsequently transferred by the transferee.

        5.10 Nonuniform Determinations. Except as otherwise set forth in the Plan, determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under either the annual or long-term incentive components of the Plan, the form, amount and timing of such awards, and the terms and provisions of such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

        5.11 No Guarantee of Employment. Awards under the Plan shall not constitute an assurance of continued employment for any period.

        5.12 Effective Date; Duration. The Plan shall become effective as of September 22, 1999, and will be submitted for approval by shareholders at the Company's next Annual Meeting of Shareholders so that Incentive Stock Options will be qualified under the Code. No awards may be made under the Plan after September 21, 2009, but awards theretofore made may extend beyond such date.

        5.13 Fair Market Value. The phrase Fair Market Value on any date means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

        5.14 Acceleration Event. Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, or if the Committee determines in its sole discretion that an Acceleration Event has occurred, then all Incentive Stock Options and Non-Qualified Stock Options shall become fully exercisable as of the date such Change in Control occurred or the Committee determines that an Acceleration Event has occurred.

        For purposes of the Plan, an Acceleration Event includes, but is not limited to, any Change in Control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                 (i) any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (A) any employee plan established by the Company, which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of Internal Revenue Code of 1986 as amended, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) (a "Person"), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities;

                 (ii) during any period of up to two consecutive years (not including any period prior to the effective date of this Plan) individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the beginning of such period and whose nomination for election is approved by at least two-thirds (2/3) of the directors then still in office who either were directors at th beginning of such period or whose election or nomination for election was previously so approved (other than a director (A) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, or (B) who was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) hereof) shall be deemed a director as of the beginning of such period;

                 (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any corporation, at least fifty-one percent (51%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities); or

                 (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of th Company immediately prior to such sale.

        5.15 Securities Laws. All references to provisions of the federal securities laws are to such provisions as in effect on September 1, 1999, without regard to any subsequent amendments of, changes to or revocation of such provisions.